NEW YORK'S FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK,
N.Y. 10286
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August 29, 2005

U.S. Securities & Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn:  Document Control

Re:  Depositary Shares Evidenced by
American Depositary Receipts for
Ordinary Shares of Pharmaxis
Limited   (File No. 333-120026)


Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended,
on behalf of The Bank of New York,
as depositary for which American
Depositary Receipts representing
securities of the above-referenced
company, we are attaching a copy of
a prospectus (Exhibit A to the
Deposit Agreement) reflecting that
"the Company is subject to the
periodic reporting requirements of
the Securities Exchange Act of 1934
and, accordingly, files certain reports
with the Securities and Exchange
Commission.  Such reports will be
available for inspection and copying
by Owners and Beneficial Owners at
the public reference facilities
maintained by the Commission
located at 450 Fifth Street, N.W.,
Washington, D.C. 20549."

As required by Rule 424(e), the
upper right hand corner of the
prospectus cover has a reference to
Rule 424(b)(3) and the file number
of the Form F-6 registration
statement to which the prospectus
relates.

Pursuant to Section III B of the
General Instructions to the Form F-6
Registration Statement, the
Prospectus consists of the ADR
certificate.

Please contact me with any questions
or comments on 212-815-2276.


______________________
    Violet Pagan
    Assistant Vice President


Attachment



THE BANK OF NEW YORK


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